UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2009

Aria International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149256	26-1650042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4821 29th Street North
Arlington, VA 22207
(Address of principal executive offices) (zip code)

(703) 232-1435
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Items

Commencing on April 1, 2009, the common sotck of Aria International Holdings, Inc. (the "Company") began trading on the OTCBB under the trading symbol “ARAH”. The new symbol was assigned to the Company after its Certificate of Incorporation was amended effective March 9, 2009 to change the Company’s name from TriCord Hurricane Holdings, Inc. to Aria International Holdings, Inc.

Item 7.01  Regulation FD Disclosure.

On April 1, 2009, the Company issued a press release concerning the matters discussed above. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.
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Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

None.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release Dated April 1, 2009

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aria International Holdings, Inc.

Dated: April 1, 2009	By:	/s/ Michael A. Crosby
Name: Michael A. Crosby
Title: Chief Executive Officer

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